UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2020

Date of Report (Date of earliest event reported)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(Address of principal executive offices)

(800) 557-4550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amendment to 2020 Plan

On August 31, 2020, the Board of Directors (the “Board”) of U.S. Gold Corp. (the “Company”) approved and adopted, subject to stockholder approval, an amendment (the “2020 Plan Amendment”) to the U.S. Gold Corp. 2020 Stock Incentive Plan (the “2020 Plan”). The Board directed that the 2020 Plan Amendment, which increased the number of shares of common stock available for issuance pursuant to awards under the 2020 Plan by an additional 836,385, to a total of 1,167,095 shares of the Company’s common stock, be submitted to the Company’s stockholders for their approval at the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which was held on November 9, 2020. As described under Item 5.07 of this Current Report on Form 8-K, the Company’s stockholders approved the 2020 Plan Amendment at the Annual Meeting.

Departure of Directors

As previously reported in the in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 14, 2020 and as supplemented by the Definitive Additional Materials filed with the Securities and Exchange Commission on September 23, 2020 (collectively, the “Proxy Statement”), John N. Braca, Timothy M. Janke, Andrew Kaplan and Douglas Newby did not stand for re-election at the Annual Meeting. Accordingly, upon the expiration of their terms at the Annual Meeting, each of Messrs. Braca, Janke, Kaplan and Newby ceased to serve as directors of the Company.

Election of Directors

As previously reported in the Proxy Statement, the Board nominated Edward M. Karr, George Bee, Ryan K. Zinke, Robert W. Schafer and Tara Gilfillan for election at the Annual Meeting. At the Annual Meeting, each of them was elected as a director of the Board to serve for a term expiring at the Company’s 2021 annual meeting of stockholders.

For more information about the matters above, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The description of the 2020 Plan Amendment above and such portions of the Proxy Statement are qualified in their entirety by reference to the full text of the 2020 Plan Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Chief Executive Officer; Appointment of Executive Chairman

Immediately following the Annual Meeting, Mr. Karr voluntarily relinquished his position as Chief Executive Officer of the Company, and the Board appointed Mr. Bee as the new Chief Executive Officer. In addition, the Board appointed Mr. Karr to serve as executive chairman of the Board. The Company intends to enter into new Employment Agreements with each of Messrs. Bee and Karr, subject to the recommendation of the Compensation Committee and approval by the Board.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 9, 2020, the Company held the Annual Meeting, at which the following proposals were voted upon:

1)	Approval, pursuant to Nasdaq listing rule 5635(a), of the issuance of shares of the Company’s common stock upon conversion of Series H Convertible Preferred Stock in excess of 20% of the Company’s common stock outstanding.

For	Against	Abstain	Broker Non-Vote
1,506,065	83,651	5,766	1,110,807

2)	Approval, pursuant to Nasdaq listing rules 5635(a) and 5635(d), of the potential issuance of shares of the Company’s common stock upon (i) the conversion of Series I Convertible Preferred Stock in excess of 20% of the Company’s common stock outstanding and (ii) the exercise of certain warrants in excess of 20% of the Company’s common stock outstanding, in each case, issued in a private placement.

For	Against	Abstain	Broker Non-Vote
1,502,438	85,650	7,394	1,110,807

3)	To elect five (5) directors to hold office for a one year term and until their successors are elected and qualified or until their earlier incapacity, removal or resignation.

	For	Withhold	Broker Non-Vote
Edward M. Karr	1,547,831	51,851	1,106,607
George Bee	1,542,481	53,001	1,110,807
Ryan K. Zinke	1,539,681	55,801	1,110,807
Robert W. Schafer	1,551,299	49,183	1,105,807
Tara Gilfillan	1,550,146	45,296	1,110,847

4)	Approval of the 2020 Plan Amendment to increase the total number of shares of common stock authorized for issuance under such plan by 836,385, to a total of 1,167,095 shares.

For	Against	Abstain	Broker Non-Vote
1,443,612	146,448	5,420	1,110,809

5)	Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2021.

For	Against	Abstain	Broker Non-Vote
2,582,516	54,317	64,456	5,000

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting received a sufficient number of votes to be approved.

Item 8.01	Other Events.

Following their election to the Board at the Annual Meeting, the Company appointed the membership and leadership of each of the Company’s Board committees as follows:

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Technical Committee
Tara Gilfillan (Chair)	Robert W. Schafer (Chair)	Robert W. Schafer (Chair)	Ryan K. Zinke (Chair)
Robert W. Schafer	Tara Gilfillan	Tara Gilfillan	George Bee
Ryan K. Zinke	Ryan K. Zinke	Ryan K. Zinke	Robert W. Schafer

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	U.S. Gold Corp 2020 Stock Incentive Plan Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2020	U.S. GOLD CORP.

	By:	/s/ Edward M. Karr
Edward M. Karr, Executive Chairman